Exhibit 16.16(b)

CERTIFICATE OF THE ASSISTANT SECRETARY OF THE

UBS FUNDS

THE UNDERSIGNED, a duly appointed Assistant Secretary of The UBS Funds (the “Trust”), registered as a management investment company under the Investment Company Act of 1940, as amended (the “Funds”), does hereby certify as follows:

The resolution set forth below was duly adopted by the Board of Trustees of the Trust (the “Board”) on May 21, 2010 at a meeting of the Board:

RESOLVED,                      that that the proposed Powers of Attorney, in substantially the forms presented to this meeting, appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell (each with full power to act alone) as attorneys-in-fact for the Trust and the President of the Trust, for the purpose of executing and filing registration statements and amendments to registration statements, and all instruments necessary or desirable in connection therewith, on behalf of the Funds with the SEC, are hereby approved and may be executed by the President.

The resolution set forth below was duly adopted by the Board on March 6, 2015 at a meeting of the Board:

RESOLVED,                      that Mark Carver, President, be, and hereby is, designated as the Principal Executive Officer of the Trust and is authorized to execute, either directly or by way of a power-of-attorney approved by the Board, registration statements on behalf of the Trust, and any amendments thereto, which are filed with the SEC, pursuant to Section (6)(a) under the Securities Act.

The resolution set forth below was duly adopted by the Board on December 3, 2015 at a Meeting of the Board:

RESOLVED,                      that the appropriate officers of Trust are, and each of them hereby is, authorized and directed to prepare or cause to be prepared a registration statement on Form N-14, including all attachments and exhibits, and any amendments thereto (the “N-14 Registration Statement”), and to file or cause such documents to be filed with the U.S. Securities and Exchange Commission (“SEC”)  to register the shares Class P of UBS Total Return Bond Fund to be issued to Fort Dearborn Income Securities, Inc. (“Fort Dearborn”) in connection with the reorganization and which will include a combined prospectus/proxy statement that will be provided to shareholders of Fort Dearborn; and

IN WITNESS WHEREOF, I have hereunto set my hand as Assistant Secretary of each Fund, this 7h day of March, 2016.

/s/ Tammie Lee
Tammie Lee
Assistant Secretary